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                                                                     Exhibit 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                               WEIGH-TRONIX, LLC

     1.  The name of the limited liability company is WEIGH-TRONIX, LLC.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3.  This Certificate of Formation shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of WEIGH-TRONIX, LLC this 20th day of March, 1998.


                                                /s/ Elaine T. Leete
                                                ------------------------
                                                Elaine T. Leete
                                                Authorized Person